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                                                                       EXHIBIT 4

          IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING. SIGNIFICANT
                     REPRESENTATIONS ARE CALLED FOR HEREIN.

                                    BIG BUCK
                           BREWERY & STEAKHOUSE, INC.


            SUBSCRIPTION AND INVESTMENT REPRESENTATION AGREEMENT FOR 10% CONVERTIBLE SECURED PROMISSORY NOTE DUE FEBRUARY 2003


Big Buck Brewery & Steakhouse, Inc.
550 South Wisconsin Street
Gaylord, Michigan 49734

Gentlemen:

     THIS AGREEMENT is made effective this 4th day of February, 2000, by and between Big Buck Brewery & Steakhouse, Inc., f/k/a/ Michigan Brewery, Inc., a Michigan corporation (the "Company"), and Wayne County Employees' Retirement System, a body politic of the State of Michigan (the "Subscriber"). In consideration of the mutual promises contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1.   Agreement of Loan; Purchase of Bank One's Interests; Security Interest.

     a. Agreement of Loan. As set forth more fully below, Subscriber agrees to pay to the Company and to Bank One, Michigan, f/k/a NBD Bank, N.A. ("Bank One") an aggregate amount of $7,500,000 (the "Aggregate Consideration"), by wire transfer of immediately available funds. In consideration therefor, the Subscriber will receive (i) a $5,876,114.74 convertible secured promissory note in the form of Exhibit A attached hereto (the "Convertible Note A"), the principal of which is convertible into certain shares of the common stock of the Company (the "Company's Common Stock") as described in the Convertible Note A (as defined below); (ii) a Common Stock Purchase Warrant entitling Subscriber to purchase up to 200,000 shares of the Company's Common Stock in the form of Exhibit B attached hereto (the "Warrant"), and (iii) all of the interest which Bank One has in and to all of the obligations of the Company to Bank One under the loan documents as more particularly described on Exhibit C as amended, restated and consolidated as more particularly described on Exhibit D attached hereto. For purposes of this Agreement, the documents and agreements described on Exhibits C and D hereof and any other documents, instruments or agreements executed in connection therewith are referred to collectively as the "Bank One Loan Documents" and individually as a "Bank One Loan Document".

     b. Purchase of Bank One's Interests. In connection with subsection (a) above, Subscriber will purchase Bank One's interest under the Bank One Loan Documents, as evidenced by the Amended, Restated and Consolidated Convertible Note, dated February 4, 2000 executed by the Company in favor of Subscriber in the principal amount of $1,623,885.26 (the "Convertible Note B"). In furtherance thereof, $1,623,885.26 of the Aggregate Consideration will be wire transferred to Bank One to purchase the Bank One Loan Documents pursuant to instructions provided to Subscriber by Bank One. Simultaneously with such payment, Bank One will execute the assignment and transfer documents acceptable to Subscriber and Bank One. In addition, the Company will execute the amendments, restatements and other documents and agreements with Subscriber amending and restating the Bank One Loan Documents as more particularly described on Exhibit D attached hereto.


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     c. Security Interest. Simultaneously with the execution of this Agreement the Company grants the following interests to Subscriber, and will enter into separate agreements (the "Security Agreements") with Subscriber further evidencing such grants: (i) a pledge of the Company's limited partnership interest in Buck & Bass, L.P., (ii) a pledge of the Company's shares of the issued and outstanding common stock of BBBP Management Company, (iii) a security interest, assignment or mortgage, as applicable, in the Company's interest in all Assets, ownership interests, licenses, and permits, including, without limitation, a mortgage encumbering the Gaylord site and Auburn Hills site. The Company hereby covenants and agrees to promptly execute any additional documentation or agreements which Subscriber may reasonably request in furtherance of the foregoing, including, but not limited to, an assignment of any lease or mortgage which the Company may enter into in connection with the development of the Detroit restaurant and/or brewery at Comerica Park, and any and all financing statements or other filings as Subscriber may require in order to perfect the interests granted above. All such documents referred to and executed pursuant to this Section 4(c) are referred to herein collectively as the "Security Documents" and individually as a "Security Document". For purposes of this Section 4(c), "Assets" is defined as all of the Company's accounts, chattel paper, documents, fixtures, equipment, general intangibles, licenses, contract rights, instruments, inventory, vehicles, chattels, machinery, furniture, goods and like personal property and collateral of every kind, now or hereafter owned, bought for use and/or used by the Company in its business or in which the Company now has or hereafter obtains rights of any kind and wherever located.

     d. For purposes of this Agreement, Convertible Note A and Convertible Note B are sometimes referred to as the "Convertible Note".

2. Representations and Warranties of the Company. In consideration of Subscriber's subscription for the Convertible Note, the Company represents and warrants to Subscriber as follows, as of the date hereof, as of the date of Subscriber's payment, and at all times any amounts are outstanding hereunder:

     a. Organization. The Company is a duly organized and validly existing corporation under the laws of the State of Michigan.

     b. Good Standing. The Company is in good standing under the laws of the State of Michigan, and there are no proceedings or actions pending to limit or impair any of its powers, rights and privileges, or to dissolve it. The Company is duly qualified to do business in every jurisdiction in which such qualification is required.

     c. Corporate Power. The Company has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby. The copies of the Restated Articles of Incorporation and by-laws or other organizational documents of the Company, as amended to date, which have been furnished to counsel for the Subscriber by the Company, are correct and complete at the date hereof, and the Company is not in violation of any term of its Restated Articles of Incorporation or by-laws. The Company is not in violation of any term or provision of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to it or to which it is a party. The Company has the legal power and authority to own its properties and assets and to carry out its business as now being conducted and is qualified to do business in the State of Michigan and in every jurisdiction where the nature of its business or the property owned or operated by it makes such qualification necessary; the Company has the legal power and authority to borrow money in accordance with the terms of this Agreement, to execute and deliver the loan documents hereby, to grant to Subscriber mortgages and security interests as provided in such documents, if any, executed in conjunction with this Agreement and to do any and all other things required of it hereunder.

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     d. Corporate Authorization. The execution and delivery of this Agreement and all documents executed pursuant hereto, including but not limited to the Convertible Note and Warrant, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by proper corporate action of the Company. The execution of this Agreement, the Warrant, the Convertible Note, all documents executed pursuant hereto, if converted, the issuance of the Company's Common Stock in connection with the Convertible Note and, if exercised, the issuance of the Company's Common Stock in connection with the Warrant and the performance of any transaction contemplated hereby will not: (i) violate, conflict with or result in a default under any material contract or obligation to which the Company is a party or by which any of its assets are bound, or any provision of the Restated Articles of Incorporation or by-laws of the Company, or cause the creation of any encumbrance upon any of the material assets of the Company except for encumbrances created in favor of the Subscriber; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to the Company; (iii) except for the filing of a Form D and Form 8-K with the Commission, a Listing of Additional Shares form with NASDAQ or the Securities Commission, and state blue sky filings, require from the Company notice to, declaration or filing with, or consent or approval of any governmental authority or other third party; or (iv) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which the Company is a party or by which the Company is bound.

     e. Enforceability. This Agreement and all documents executed pursuant hereto, including but not limited to the Convertible Note and Warrant, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by judicial limitations on the right of specific performance. The Company's Common Stock issuable upon conversion of the Convertible Note and exercise of the Warrant, has been duly authorized by all necessary corporate action by the Company.

     f. No Material Adverse Change. All financial data which has been or shall hereafter be furnished to Subscriber for the purposes of, or in connection with, this Agreement has been and/or shall be prepared in accordance with generally accepted accounting principles consistently applied, and does or will fairly present the financial condition of the Company as of the dates, and the results of its operations for the periods, for which the same are furnished to Subscriber. All financial data furnished to Subscriber in connection with this Agreement fairly present the financial condition of the Company as of the dates thereof and there has been no material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company since October 3, 1999.

     g. Material Liabilities/Indebtedness. There is not pending or, to the best of the knowledge of the Company, threatened, any litigation, proceeding or governmental investigation which could materially and adversely affect the business, properties, operations or condition, financial or otherwise of the Company or its ability to perform its covenants hereunder. Other than as contemplated by this Agreement, the Company has not incurred any material liabilities or indebtedness since October 3, 1999.

     h. Current Public Information. Adequate current public information as defined in Rule 144(c) of the Securities and Exchange Commission (the "Commission") is available regarding the Company.

     i. Good and Marketable Title. The Company has good and marketable title to its properties given as security hereunder, subject only to following ("Permitted Liens"):

        i. liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

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        ii.  deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

        iii. liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than thirty (30) days from the date of creation thereof in respect of obligations not overdue;

        iv. encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, and other minor liens or encumbrances none of which interferes with the use of the property affected thereby in the ordinary conduct of the business of the Company;

        v.   liens in favor of the Subscriber;

        vi.  liens on the Company's assets set forth in Schedule 2(i)(vi); and

        vii. any leasings or borrowings by Buck & Bass, L.P. as to the Grapevine site not to exceed $1,5000,000.

     j. No Existing Defaults. The Company is not in default in the repayment of any indebtedness for money borrowed by it nor has there occurred any event which, with or without notice or the passage of time or both, would constitute a default by the Company under any agreement or instrument pertaining to any indebtedness for money borrowed by it following the acquisition of the Bank One Loan Documents by the Subscriber.

     k. Tax Returns Filed. Company has filed all reports and tax returns required by any governmental authority to be filed by it prior to the date hereof and Company has received no notice that such reports or returns have been rejected, declared insufficient, or otherwise challenged by such governmental authority.


3. Representations and Warranties of Subscriber. In consideration of the Company's offer to sell the Convertible Note, Subscriber hereby represents and warrants to the Company as follows:

     a. Information About the Company. Subscriber has had the opportunity to ask questions of, and receive answers from the Company, or an agent or a representative of the Company, concerning the terms and conditions of the investment and the business and affairs of the Company and to obtain any additional information necessary to verify such information, and Subscriber has received such additional information concerning the Company as Subscriber considers necessary or advisable in order to form a decision concerning an investment in the Company, specifically including, but not limited to, the documents which the Company has publicly filed with the Commission.

     b. High Degree of Risk. Subscriber realizes that the Convertible Note is highly speculative, and involves a high degree of risk, including the risks of receiving no payment of principal or interest under the Convertible Note and/or no return on the investment and of losing the investment in the Company.

     c. Ability to Bear the Risk. Subscriber is able to bear the economic risk of an investment in the Convertible Note, including the total loss of such investment.

     d. Appropriate Investment. Subscriber believes, in light of the information provided pursuant to Section 3(a) above, that subscribing for the Convertible Note pursuant to the terms of this Agreement is an appropriate and suitable investment for Subscriber.


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     e. Business Sophistication. Subscriber is experienced and knowledgeable in financial and business matters, and capable of evaluating the merits and risks of purchasing securities of the Company.

     f. Residency. Subscriber is a body politic of the State of Michigan.

     g. Status as an "Accredited Investor". The undersigned is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (alternatively referred to herein as the "Act" or the "Securities Act"), because the undersigned is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000.

4.   Affirmative Covenants.

     a. From the date of this Agreement through the date the Subscriber and its successors and assigns no longer hold (i) any shares of the Company's Common Stock issued upon conversion of the Convertible Note or exercise of the Warrant, or (ii) any security convertible into the Company's Common Stock, including without limitation, the Warrant and the Convertible Note:

        i. Current Public Information. With a view to making available registration as contemplated in this Agreement and the benefits of Rule 144 of the Securities Act, the Company will: (i) make available adequate current public information as defined in Rule 144(c) of the Commission;
        (ii) file with the Commission in a timely manner all reports and other documents and information required of the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and take such other actions as may be necessary to assure the availability of Form S-3 for use in connection with the registration rights provided in this Agreement; and (iii) furnish to Subscriber upon written request a written statement as to the Company's compliance with the reporting requirements of Rule 144 and the Exchange Act, a copy of the Company's most recent annual and quarterly reports, and such other reports, documents and other information in the possession of or reasonably obtainable by the Company as the Subscriber may reasonably request.

        ii. Reservation of Shares. The Company will reserve and keep available for issuance to Subscriber that number of its authorized but unissued shares of common stock which are issuable upon conversion of the Convertible Note or upon exercise of the Warrant.

     b. From the date of this Agreement through the date the Subscriber and its successors and assigns no longer hold any securities convertible into the Company's Common Stock, including without limitation the Warrant and the Convertible Note:

        i. Notice of Corporate Action. If at any time:

           (A) The Company shall pay any dividend upon the Company's Common Stock or make any distribution to the holders of the Company's Common Stock (including, without limitation, a stock dividend);

           (B) The Company shall offer for subscription purposes to the holders of the Company's Common Stock any additional shares of stock of any class or any other rights;

           (C) There shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale, conveyance, lease or other transfer of all or substantially all of its assets to, another corporation;


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           (D) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; or

           (E) The Company shall establish a record date (or in lieu thereof, the date the transfer books will be closed) for the purpose of determining the holders of the Company's Common Stock entitled to notice of and to vote at a meeting of shareholders at which any of the above actions shall be considered or acted upon;

     then, the Company shall give notice to the Subscriber of the date on which the books of the Company shall close or a record shall be taken for each such action. Such notice shall also specify the date as of which the holders of the Company's Common Stock of record shall (i) participate in such dividend, distribution or subscription rights; (ii) be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up; or (iii) be entitled to consider or vote upon such action, as the case may be. Such written notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date for such action or the date the Company's transfer books are closed in respect thereto.

     c. From the date of this Agreement through the date the Subscriber and its successors and assigns no longer hold the Convertible Note:

        i. Ground Lease. The Company will use its best efforts to enter a ground lease in connection with the development of a free standing restaurant on Woodward Avenue near Comerica Park in Detroit, Michigan, and the Company will keep Subscriber apprised of the progress toward entering such ground lease in accordance with applicable law.

        ii. Brewery. The Company will use its best efforts to complete the brewery at Comerica Park and the Company will keep Subscriber apprised of the progress towards consummating such transaction in accordance with applicable law.

        iii. Insurance. Company will insure its assets for Subscriber's benefit against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Subscriber may specify, in amounts and under policies and by insurers reasonably acceptable to Subscriber, and all premiums shall be paid by Company when due and the policies or certified copies of such policies delivered to Subscriber. If Company fails to do so, Subscriber may procure such insurance and charge the cost to Company's account. No cancellation of such insurance or material change in the terms of any policy shall be made without the insurance carrier giving Subscriber at least 30 days' prior written notice. In the event of any casualty to Company's assets which is covered by insurance, Company authorizes Subscriber to settle any claim or proceed to suit and judgment for all insurance proceeds arising out of the casualty to such assets, and upon receipt of payment of such proceeds, Subscriber may apply all payments to the restoration or replacement of the assets so long as there is no Event of Default as provided herein. If such Event of Default exists, such proceeds will be applied in any manner elected by Subscriber.

        iv. Notice of Default. Immediately upon the Company's receipt of a notice from any third party of, or upon the Company's obtaining knowledge of the occurrence of any Event of Default the Company will provide the Subscriber with a certified statement setting forth the details of such Event of Default and the actions which the Company has taken and proposes to take with respect thereto.

     d. Amendment to Articles. The Company shall hold its next annual meeting of shareholders no later than June 30, 2000. The Company will properly include on the agenda for such Shareholders meeting the amendment of its Articles of Incorporation to remove Articles VIII, IX and X. The Company will include in its proxy a recommendation that the shareholders approve such amendment. The Subscriber shall have


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     the right to review and approve the Company's proxy statement prior to mailing. In the event the amendment to the Articles of Incorporation is not approved by the Shareholders, the Subscriber, may at its option declare an Event of Default under this Agreement and all obligations of the Company to Subscriber shall become immediately due and payable.

     e. Liquor Control Commission Approvals. In the event the Conversion of the Convertible Note or the exercise of the Warrant, at any time, requires notice to or the consent or approval of, any person, or is otherwise subject to any restriction or limitation, including without limitation the consent or approval of the Michigan Liquor Control Commission, or similar entities in any other states, the Company shall give such notice, obtain such consents or approvals, and/or have such restriction or limitation removed at its sole cost and expense and shall pay all costs and expenses of Subscriber incurred in giving any such notices, obtaining any such consents or approvals or removing such restrictions or limitations. In the event that a required consent is not given, a required approval is not obtained and/or a restriction or limitation is not removed, the Subscriber may revoke or amend any election to convert the Convertible Note or exercise the Warrant and the Subscriber will be immediately put back in its position as if such election was not made or was originally made as amended. The Subscriber shall have the right to treat the failure to obtain any such required consent or approval or remove any such restriction or limitation as an Event of Default hereunder and all obligations of the Company to the Subscriber shall become immediately due and payable, notwithstanding that the Company may have used its best efforts to obtain such consent or approval or remove such restriction or limitation.

     f. Monthly Meetings with Subscriber. The top management of the Company, including its Chief Executive Officer, shall meet on a monthly basis at times and locations acceptable to all parties with representatives of the Subscriber to discuss old business, new developments and any issues between Subscriber and Company. Each party will comply with securities laws in the treatment of confidential information disclosed in such monthly meetings.

5. Negative Covenants. The Company covenants and agrees that, so long as the Convertible Note is outstanding:

     a. Restrictions on Indebtedness. The Company will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any indebtedness, except for indebtedness incurred in the ordinary course of business not to exceed at any time more than $1,500,000 in the aggregate. Any such indebtedness, not in the ordinary course of business or in excess of $1,500,000, will require the approval of Subscriber which approval shall not be unreasonably withheld, except that Subscriber will approve any indebtedness incurred to repay the Convertible Note so long as such payment does not materially and adversely affect the rights of Subscriber under the Convertible Note and Warrant.

     b. Restrictions on Liens. The Company will not:

        i. create, incur, or suffer to be created or incurred or to exist, any lien of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom except for Permitted Liens;

        ii. transfer any property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of indebtedness or performance of any other obligation in priority to payment of its general creditors;

        iii. acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement except in the ordinary course of business;

        iv. suffer to exist for a period of more than thirty (30) days after the same shall have been incurred, any indebtedness or claim or demand against it that, if unpaid, might by law or upon

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        bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or

        v. sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse.

     c. Bankruptcy Events. The Company will not (i) make an assignment for the benefit of creditors, (ii) admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, (iii) petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company or of any substantial part of its assets (iv) commence any case or other proceeding relating to the company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, (v) take any action to authorizing or in furtherance of any of the foregoing, or (vi) indicate its approval of, consent to or acquiescence in or shall fail to contest in a timely manner any such petition or application filed, or any such case or other proceeding commenced against the Company, unless the Company has obtained the prior written consent of the Subscriber, which consent will be given in the Subscriber's sole and absolute discretion.

     d. Restrictions on Use of Funds.

        i. The Company covenants and agrees that the proceeds which the Company receives from the Convertible Note will be first applied to pay in full the indebtedness of the Company to Crestmark Bank under the Loan Agreement dated November 20, 1998, by and between the Company and Crestmark Bank, as amended (the "Crestmark Loan Agreement") and the purchase of the Bank One Loan Documents. For purposes of this Section 5(d), the balance of the Convertible Note proceeds, less the amount necessary to (1) purchase the Bank One Loan Documents, (2) pay off amount due under the Crestmark Loan and (3) pay closing costs for this transaction, is referred to as the "Net Proceeds".

        ii. The Company covenants and agrees that it will not use the Net Proceeds which the Company receives from the Convertible Note for any purpose except in connection with the development of a restaurant site in Grapevine, Texas (the "Grapevine Restaurant").

        iii. The Company covenants and agrees that the Net Proceeds which the Company receives from the Convertible Note will be used for the Grapevine Restaurant, in accordance with Schedule 5(d) unless otherwise approved by Subscriber, in Subscriber's sole and absolute discretion which consent will not be unreasonably withheld.

     e. Restrictions on Distributions. Until the first to occur of (a) the Subscriber exercising its Option (as defined in the Convertible Note) to convert, or (b) the Company's obligations hereunder and under the Convertible Note are satisfied in full, the Company will neither declare nor pay any dividends nor make any other distribution, whether in cash or in property, on any shares of its capital stock or membership interest, as the case may be, nor without the prior written consent of Subscriber purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or membership interest, as the case may be except for those existing commitments of the Company described on Schedule 5(e).

     f. Restrictions on Issuance. If, at any time, the Company's total liabilities exceed its total assets, or if the Company is otherwise unable to meet its obligations as they come due, the Company will not issue additional convertible debt or equity securities, unless Subscriber consents thereto in writing.

     g. No New Approval Requirements. The Company will take no action which will subject the exercise of the Subscriber's rights under this Agreement, the Warrant or the Convertible Note to any restrictions, limitations or additional third party consent or approval requirements, including without limitation new liquor licenses which impose any such requirements, restrictions or limitations without first obtaining the Subscribers prior written consent, which consent shall not be unreasonably withheld.



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6.   Additional Covenants of the Company. All covenants made by the Company to
Bank One pursuant to the Bank One Loan Documents under Article V thereof are incorporated herein as additional covenants made by the Company to and for the benefit of Subscriber.

7. Events of Default and Acceleration. If any of the following events (each, an "Event of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, a "Default") shall occur:

     a. the Company shall fail to pay any principal of or interest on the Convertible Note when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; provided however, such failure shall not constitute a default if the required payment is made within five days after the date it first became due and payable and such failure has not occurred more than two times in the preceding 12 months.

     b. the Company shall fail to comply in any material respect with any of its covenants contained in this Agreement, the Convertible Note, the Warrant, the Bank One Loan Documents, the Security Agreements or any other document, instrument or agreement entered into in connection with this Agreement;

     c. the Company shall fail to perform any term, covenant or agreement contained herein;

     d. any representation or warranty of the Company in this Agreement or in the Convertible Note or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

     e. the Company shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company or of any substantial part of its assets, or shall commence any case or other proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Company and the Company shall indicate its approval thereof, consent thereto or acquiescence therein or shall fail to contest the same in a timely manner;

     f. an involuntary petition shall be filed or an involuntary proceeding shall be commenced seeking liquidation, reorganization or other relief in respect of the Company or of its debts or any substantial part of its assets, under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

     g. there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any uninsured final judgment against the Company that, alone or with other outstanding uninsured final judgments, undischarged against the Company, exceeds in the aggregate $100,000;

     h. if this Agreement, the Convertible Note or any of the documents executed in connection herewith, shall be cancelled, terminated, revoked or rescinded other than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Subscriber, or any action or suit at law, or in equity or other legal proceeding to cancel, revoke or rescind any of such documents shall be commenced by or on behalf of the Company, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of such documents is illegal, invalid or unenforceable in any material respect in accordance with the terms thereof;

     i. there shall occur a material and adverse effect as to the properties, assets, business, condition (financial or otherwise), prospects or results of operations of the Company; or

     j. the Company shall fail to pay any principal of or premium of interest on any indebtedness (other than that arising hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall become or be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), or the Company shall be required to repurchase or offer to repurchase such indebtedness, prior to the stated maturity thereof.

then, and in any such event, (A) if such event is an Event of Default specified in Section (e) or(f) above with respect to the Company, automatically all amounts owing with respect to this Agreement, the Convertible Note and the other documents executed in connection herewith shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company and (B) if such event is any other Event of Default the Subscriber shall by notice in writing to the Company, declare all amounts owing with respect to this Agreement, the Convertible Note and the other documents executed in connection herewith to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company. As to any non-monetary default, the Company shall receive notice and a fifteen (15) day cure period (unless another cure period is specifically granted, provided that such cure right shall not be extended more than three (3) times in the preceding twelve (12) months.

8. Investment Purpose in Acquiring the Securities. Subscriber and the Company acknowledge that the Convertible Note and the Common Stock into which the Convertible Note may be converted (the "Securities") have not been registered under the Act or applicable state securities laws, and that such securities will be issued to Subscriber in reliance on exemptions from the registration requirements of the Act and applicable state securities laws and in reliance on Subscriber's representations and agreements contained herein. Subscriber is subscribing to acquire the Securities for the account of Subscriber for investment purposes only and not with a view to their resale or distribution. Subscriber has no present intention to divide his, her, or its participation with others or to resell or otherwise dispose of all or any part of the Securities. In making these representations, Subscriber understands that, in the view of the Commission, exemption of the Securities from the registration requirements of the Act would not be available if, notwithstanding the representations of Subscriber, Subscriber has in mind merely acquiring the Securities for resale upon the occurrence or nonoccurrence of some predetermined event.

9. Compliance with Securities Act. Subscriber agrees that if the Securities or any part of any of the Securities are sold or distributed in the future, Subscriber shall sell or distribute them pursuant to the requirements of the Securities Act and applicable Blue Sky Laws (defined below). Subscriber agrees that Subscriber will not transfer any part of the Securities without (i) obtaining a "no action" letter from the Commission and applicable state securities commissions, (ii) obtaining an opinion of counsel reasonably satisfactory in form and substance to the counsel for the Company to the effect that such transfer is exempt from the registration requirements under the Act and applicable state securities laws, or (iii) the valid registration of the Securities under the Act and all applicable state securities laws.

10. Restrictive Legend. Subscriber agrees that Company may place a restrictive legend on the documents representing the Securities containing substantially the following language:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, have not been registered under any state securities laws, and are subject to a Subscription and Investment Representation Agreement. They may not be sold, offered for sale, assigned, transferred, pledged, or otherwise disposed of in the absence of either an effective registration under the Securities Act of 1933, as amended, and under the applicable state securities laws, or an opinion of counsel reasonably acceptable to the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under the applicable state securities laws.

11. Stop Transfer Order. Subscriber agrees that, if Subscriber fails to comply with its obligations under Section 8 of this Agreement, the Company may place a stop transfer order with its registrar and stock transfer agent covering all documents or certificates representing the Securities.

12. Knowledge of Restriction upon Transfer of the Securities. Subscriber understands that the Securities may not be freely transferable without registration under or an exemption from registration under the Securities Act of 1933 and may in fact be prohibited from sale for an extended period of time and that, as a consequence thereof, the undersigned may have to bear the economic risk of investment in the Securities for an indefinite period of time and may have extremely limited opportunities to dispose of the Securities. Subscriber understands that Rule 144 of the Commission permits the transfer of "restricted securities," such as the Securities, only under certain conditions, including a minimum one-year holding period, and the availability to the public of certain information concerning the Company.

13.  Right of First Refusal.

     a. General. For so long as the Convertible Note is outstanding, or the Subscriber owns (or may acquire upon exercise of the Warrant) more than 15% of the Company's Common Stock, the Company shall have the right to issue, whether publicly or privately, additional debt or equity securities, including without limitation promissory notes, debentures, preferred or common stock, securities convertible into common or preferred stock and secured or unsecured financings (collectively, "Additional Securities") only if such issuance is made pursuant to and in accordance with the terms of Sections 13(b) and (c) below, which Sections, among other things, grant the Subscriber a right of first refusal with regard to any such issuance.

     b. Obligations of Parties. The Company will not be permitted to issue any Additional Securities pursuant to Section 13(a) unless (i) the Company first notifies the Subscriber in writing of such proposed issuance and attaches a copy of the terms thereof (including a copy of the offer and all other pertinent documents) (the "Transfer Notice"), and (ii) the Subscriber fails to purchase all of such Additional Securities and the Company complies with Section 13(c). Upon receipt of a Transfer Notice, the Subscriber shall have the right, exercisable by written notice (the "Exercise Notice") given to the Company within forty-five (45) days after the date on which such Transfer Notice was duly given, to purchase any number of the Additional Securities specified in such Transfer Notice (the "Offered Shares") as the Subscriber may elect, at the same price per Offered Share and on the same terms and conditions per Offered Share as are offered to the proposed purchaser or purchasers (the "Purchasers"). The Exercise Notice will set forth the number of Offered Shares the Subscriber wishes to purchase.

     c. Failure to Exercise Right. The Subscriber's option to purchase the Offered Shares will terminate upon Subscriber's failure to timely respond within such forty-five (45) day period set forth in Section 13(b) above. Any portion of Offered Shares which are not subscribed for by Subscriber may be sold pursuant to the Transfer Notice, and the Company will be free to sell the Offered Shares to the Purchasers. If the Company fails to close a sale to Purchasers within ninety (90) days from the date the Transfer Notice is delivered to Subscriber on the terms set forth in the Transfer Notice, the Subscriber's option to purchase such Offered Shares shall be reinstated.

14. Demand Registration. Any time after the Company's receipt of a Notice of Conversion (as defined in the Convertible Note) and through the earlier of (i) the sale or other disposition by Subscriber of all of the shares of common stock issued or issuable upon conversion of the Convertible Note or exercise of the Warrant (the "Registrable Shares") or (ii) the date upon which all shares of common stock issued or issuable upon conversion of the Convertible Note may be disposed of pursuant to Rule 144 of the Act, without restriction, Subscriber, in addition to its rights under Sections 15 and 16, shall have the right to demand up to two registrations on Form S-3 (or such other form which the Company is eligible to use, including, if necessary Form S-1) for the sale of Registrable Shares intended to be sold or disposed of by the Subscriber. Such request shall be in writing and shall state the number of shares to be disposed of and the intended method of disposition of such shares. Upon receipt of such request, the Company shall register the Registrable Shares in accordance with the request and the provisions of Section 17. Subscriber may only demand registration pursuant to this Section 14 two (2) times for each twelve (12) calendar month period; however, a registration shall not be deemed a registration under this Section 14 unless such registration is continuously effective for at least six (6) continuous months.

15. Piggyback Registration. If at any time after the date of this Agreement and through the earlier of (i) the sale or other disposition by Subscriber of all of its Registrable Shares or (ii) the date upon which all shares of common stock issued or issuable upon conversion of the Convertible Note may be disposed of pursuant to Rule 144 of the Act, without restriction, the Company proposes to register under the Act (except by Form S-4 or Form S-8 or any successor forms thereto) any of its equity securities, it will give written notice to the Subscriber of its intention to do so and, on the written request of the Subscriber received by the Company within 20 days after the Company's mailing of any such notice (which written request shall specify the interest in the Registrable Shares (issued or issuable upon conversion of the Convertible Note) intended to be sold or disposed of by the Subscriber and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Registrable Shares, to be included in the registration statement proposed to be filed by the Company; provided, however, that, if a greater number of Registrable Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter, if any, of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Registrable Shares proposed to be offered by the Subscriber for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

16. Shelf Registration. At any time after the date of this Agreement and through the earlier of (i) the sale or other disposition by Subscriber of all of its Registrable Shares or (ii) the date upon which all shares of common stock issued or issuable upon conversion of the Convertible Note may be disposed of pursuant to Rule 144 of the Act, without restriction, the Subscriber may notify the Company that it desires to register any Registrable Shares pursuant to a registration statement providing for the sale of Registrable Securities on a continuous or delayed basis pursuant to Rule 415 of the Act, the Company shall prepare and file a registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including all pre-effective amendments and post-effective amendments thereto, the prospectus and supplements thereto, all exhibits and all material incorporated by reference in the registration statement providing for the sale of the Registrable Securities by the Subscriber pursuant to Rule 415 of the Act and/or any similar rule that may be adopted by the Commission. A registration pursuant to this Section 16 shall also be treated as a registration under Section 14, provided it meets the conditions set forth in the last sentence of Section 14.

17. Registration Procedures. In connection with the Company's registration obligations pursuant to this Agreement, the Company shall as expeditiously as possible, but no later than 45 days after receipt of a notice delivered pursuant to Sections 14, 15 or 16:

     a. prepare and file with the Commission a registration statement and use its best efforts to cause such registration statement to become effective;

     b. prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus included in any registration statement at the time such registration statement becomes effective, as amended or supplemented by any prospectus supplement, including post-effective amendments and all material incorporated by reference in the prospectus (the "Prospectus") used in connection therewith as may be necessary to keep such registration statement continuously effective for a period expiring on the earlier of (i) the date on which all of the Registrable Securities covered by the Registration Statement have been sold thereto, or (ii) the date on which all Registrable Securities may be sold pursuant to Rule 144 of the Act without restriction;

     c. furnish to the Subscriber, without charge, at least one signed copy of the registration statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including those incorporated by reference);

     d. deliver to the Subscriber, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as they may reasonably request, but only while the Company is required to cause the registration statement to remain effective;

     e. use its reasonable efforts to register or qualify such Registrable Securities for offer and sale under the securities or blue sky laws of such U.S. States or possessions (the "Blue Sky Laws") as Subscriber may reasonably request and do any and all other acts or things necessary or advisable to enable Subscriber to consummate the disposition in such jurisdictions of Registrable Securities owned by Subscriber; provided however, that in no event shall the Company be obligated to qualify generally to do business in any jurisdiction where it is not then qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by such registration statement in any jurisdictions where it is not then so subject;

     f. cooperate with the Subscriber to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, free of any and all restrictive legends, which certificates shall be in such denominations and registered in such names as the Subscriber may request;

     g. use its reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on The NASDAQ Stock Market System (or any other market or exchange on which the Company's Common Stock is then quoted or listed);

     h. notify the Subscriber at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     i. advise the Subscriber, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

     j. make available for inspection by the Subscriber and any attorney or accountant retained by the Subscriber all financial and other records, pertinent corporate documents and properties of the Company; provided that such persons shall keep confidential any records, information or documents of the Company unless a court or administrative agency requires the disclosure of the records, information or documents or such records, information or documents (A) become generally available to the public other than as a result of a disclosure by any such persons, (B) were available to such persons on a non-confidential basis prior to the disclosure of such records, information or documents pursuant to this Agreement, or (C) become available to such persons on a non-confidential basis from a source other than the Company or its agents, advisors or representatives.

     The Company may require the Subscriber to furnish to the Company information regarding the Subscriber and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing and as necessary for the registration of the Shares.

     The Subscriber agrees that, upon receipt of any notice from the Company of the happening of any of the following: (i) the Commission's issuance of any stop order denying or suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, (ii) the Company's receipt of any stop order denying registration or suspending the qualification of the Registrable Securities for sale or the initiation or threatening of any proceeding for such purpose, (iii) the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated by reference therein untrue or which requires any change in the Registration Statement, the Prospectus or any document incorporated by reference therein to make the statements not include an untrue statement of material fact or not omit any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Shareholders shall discontinue the disposition of Registrable Securities until the Subscriber receives a supplemented or amended Prospectus from the Company or until the Company advises the Subscriber in writing that the Subscriber may resume the use of the Prospectus, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If the Company so directs, the Subscriber will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Subscriber's possession, of the Prospectus covering the Registrable Securities at the time the Subscriber received the notice.

18. Registration Expenses. The Company shall bear all expenses incurred in connection with the registration of shares pursuant to this Agreement. Such expenses shall include, without limitation, all printing, legal and accounting expenses incurred by the Company, fees and expenses of compliance with the Blue Sky Laws, and all registration and filing fees imposed by the Commission, any state securities commission or The NASDAQ Stock Market. The Subscribers shall be responsible for any brokerage fees or commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of shares and for any legal, accounting and other expenses incurred by the Subscribers.

19.  Indemnification.

     a. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, the Subscriber against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) to which the Subscriber may become subject under federal or state securities laws or otherwise which arise out of, or are caused by, the Company's violation of any federal or state securities laws, including any untrue or alleged untrue statement of a material fact contained in any registration statement, Prospectus or preliminary prospectus or in any application or other request that the Company files, including any application or request filed under the Blue Sky Laws or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any written information furnished to the Company by Subscriber expressly for use therein or by Subscriber's failure to deliver a copy of the registration statement or Prospectus after the Company has furnished the Subscriber with a sufficient number of copies of the same.

     b. Indemnification by Subscriber. In connection with any registration statement in which any Subscriber's Registrable Securities are registered and sold, the Subscriber shall furnish to the Company such information and affidavits as the Company reasonably requests for use in connection with any registration statement or Prospectus and agree to indemnify and hold harmless, to the full extent permitted by law, the Company, its officers, directors and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, Prospectus, preliminary Prospectus or any application filed under the Blue Sky Laws or necessary to make the statements therein not misleading, but only to the extent that the untrue statement or omission is contained in any written information or affidavit so furnished by the Subscriber to the Company expressly for inclusion in the Registration Statement, Prospectus or application filed under the Blue Sky Laws; provided, however, that the obligation to indemnify under this
     Section 19(b) shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished by the persons specifically for inclusion in any Prospectus or registration statement.

     c. Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) promptly notify the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of the claim, but the fees and expenses of the counsel shall be at the expense of the person unless (A) the indemnifying party has agreed to pay the fees or expenses, (B) the indemnifying party shall have failed to assume the defense of the claim and employ counsel reasonably satisfactory to the person, or (C) in the reasonable judgment of the person, based upon advice of its counsel, a conflict of interest may exist between the person and the indemnifying party with respect to the claims (in which case, if the person notifies the indemnifying party in writing that the person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of the claim on behalf of the person). If the indemnifying party assumes the defense, the indemnifying party will not be subject to any liability for any settlement made without its consent. The indemnifying party, however, may not unreasonably withhold its consent. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel in any jurisdiction for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to the claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

     d. Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses
     (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage, liability or expense in the proportion as is appropriate to reflect
     (i) the relative fault of the indemnified party and the indemnifying party, and (ii) any other relevant equitable considerations. Notwithstanding the foregoing, the Subscriber shall not be required to contribute any amount in excess of the net amount of proceeds received by such holder from the sale of Registrable Securities giving rise to the loss, claim, damage, liability or expense.

     e. Survival. The indemnities provided in this Section 19 shall survive the Subscriber's transfer of any Registrable Securities.

20. Conditions Precedent. Subscriber will not make any advances under this Agreement unless Subscriber has first received (a) fully executed copies of all consents and waivers required in order to effectuate the transactions under this Agreement, and (b) a legal opinion by Company's counsel satisfactory in form and substance to Subscriber's counsel.

21. Costs and Expenses. The Company will pay all costs of collection, including reasonable attorneys' fees and court costs, paid or incurred by Subscriber to enforce this Agreement, the Convertible Note and any other Security Document or other document executed in connection with the transactions described herein, upon an Event of Default. The Company will pay all costs and expenses, including reasonable attorneys' fees paid or incurred by the Subscriber in the negotiation, drafting, closing or ongoing administration of this Agreement not in excess of $5,000 a year and the transactions contemplated hereby. The costs and expenses incurred by

Subscriber through the date of this Agreement will be payable to Subscriber immediately upon the distribution of the proceeds of the Convertible Note.

22. Entities. If Subscriber is not an individual but an entity, the individual signing on behalf of the entity and the entity, jointly and severally, agree and certify that (a) the entity was not organized for the specific purpose of acquiring the Securities, (b) this Agreement has been duly authorized by all necessary action on the part of the entity, (c) this Agreement has been duly executed by an authorized officer or representative of the entity, and (d) this Agreement is a legal, valid and binding obligation of the entity enforceable in accordance with its terms.

23. No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Subscriber in this Agreement or otherwise conflicts with the provisions of this Agreement. The rights granted to the Subscriber under this Agreement do not in any way conflict with and are not inconsistent with any rights granted under any other agreement concerning the Company's securities.

24. Binding Effect. This Agreement shall not be assignable by the Company, and shall only be assignable by Subscriber in compliance with applicable state and Federal securities laws. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors, and assigns.

25. Representations to Survive Delivery. The representations, warranties, and agreements of the Company and of Subscriber contained in this Agreement will remain operative and in full force and effect and will survive the payment of the purchase price pursuant to Section 1 above, the delivery of documents representing the Securities, and the expiration or termination of the Bank One Loan Documents.

26. Notices. Any notice, offer, demand, consent or other communication required or permitted to be given under any provision of this Agreement shall be deemed to have been sufficiently given for all purposes if it is in writing and it is
(a) delivered personally to the party to whom the same is directed, (b) sent by first class mail, postage and charges prepaid, addressed to the party to whom the same is directed, at his address set forth next to his name on the signature page to this Agreement or (c) sent by facsimile transmission. Any party may change its address for purposes of this Agreement by giving the other party notice of such change in the manner hereinabove provided for the giving of notices. Except as otherwise expressly provided in this Agreement, any such notice or other communication sent by mail shall be deemed to be given on the second business day after the date on which the same was deposited in a regularly maintained receptacle for the deposit of the United States' mail, addressed as provided above, if delivered personally on the date so delivered and if sent by facsimile transmission, on the date indicated on the machine generated receipt therefore.

27. Permitted Transactions. If the Company is solvent as determined by an independent certified public accountant reasonably acceptable to Subscriber (notwithstanding anything to the contrary in Sections 5(f) and 13(a) hereof and the Convertible Note):

     a. shares of common stock or options or warrants to purchase common stock issued or issuable or granted to officers, directors, employees, consultants, distributors, agents of the Company or other third parties pursuant to any arrangement, plan or agreement currently in effect as approved by the Company's Board of Directors (not to exceed as to any one individual $500,000 in value at the time of such grant or issue); provided, however, future shares of common stock or options or warrants to purchase common stock issued or issuable or granted to consultants, distributors, agents or other third parties of the Company shall require the consent of the Subscriber which consent shall not be unreasonably withheld;

     b. shares of preferred stock (and the common stock issuable upon conversion thereof) or common stock issued or issuable in connection with an acquisition approved by the Company's Board of Directors of all or part of another corporation (an "Acquired Corporation") by merger or other reorganization of otherwise, or by purchase of all or substantially all of the assets of or from, such Acquired Corporation so long as such merger or acquisition has been approved in advance by Subscriber;

     c. shares of common stock issuable upon the exercise or conversion of warrants, options, promissory notes or other rights to acquire common stock of the Company outstanding on or before the date of this Agreement so long as disclosed on Schedule 5(e); and

     d. common stock or options or warrants issued or issuable or granted in connection with any transactions approved in writing by the Subscriber, which approval shall not be unreasonably withheld.

28. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, exclusive of its conflict of laws rules.

29. Entire Agreement. This Agreement and the exhibits hereto, the Convertible Note, the Warrant and all Security Documents and other documents signed by both parties in connection with the transactions contemplated herein constitute the parties' entire understanding with respect to the subject matter hereof and each such document is incorporated herein by reference.

                         (signatures begin on next page)

     IN WITNESS WHEREOF, the undersigned has hereunto affixed its signature.



WAYNE COUNTY EMPLOYEES' RETIREMENT SYSTEM



By: /s/ Ronald Yee
   ---------------------------

Name: Ronald Yee
     -------------------------

Its:  Director
     -------------------------

Address:  400 Monroe Street, Suite 320
          Detroit, MI  48226


The Company hereby accepts the subscription evidenced by this Subscription and Investment Representation Agreement.



BIG BUCK BREWERY & STEAKHOUSE, INC.



By: /s/ William F. Rolinski
   -------------------------------------
   William F. Rolinski
   President and Chief Executive Officer

Address:    550 South Wisconsin Street
            Gaylord, MI  49734

                             SUBSCRIBER INFORMATION



                    Wayne County Employees' Retirement System
                    ------------------------------------------
          (Please print name in which the Securities are to be issued)


            --------------------------------------------------------
                                Taxpayer I.D. No.

Address:  400 Monroe Street, Suite 320

City:  Detroit                State: Michigan                   Zip Code  48226

Telephone Number (313) 224-2822
Facsimile Number (313) 224-1917

E-mail Address
              ------------------------

                       EXHIBIT A TO SUBSCRIPTION AGREEMENT

     THIS CONVERTIBLE SECURED PROMISSORY NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS, AND ARE SUBJECT TO A SUBSCRIPTION AND INVESTMENT REPRESENTATION AGREEMENT. THEY MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER THE APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO BIG BUCK BREWERY & STEAKHOUSE, INC. THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

                       BIG BUCK BREWERY & STEAKHOUSE, INC.
            10% CONVERTIBLE SECURED PROMISSORY NOTE DUE FEBRUARY 2003

$5,876,114.74                                               GAYLORD, MICHIGAN
                                February 4, 2000

     FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned, Big Buck Brewery & Steakhouse, Inc., a Michigan corporation (the "Maker" or "Company"), promises to pay to the order of Wayne County Employees' Retirement System, a body politic of the State of Michigan (the "Payee"), the principal sum of Five Million, Eight Hundred Seventy Six Thousand, One Hundred Fourteen and 74/100 Dollars ($5,876,114.74) plus interest at the rate specified below. The unpaid principal from time to time outstanding shall bear interest prior to maturity at an annual rate of interest equal to ten percent (10%) per annum, and all interest accrued on the unpaid principal balance of this Promissory Note shall be due and payable in arrears as provided below.

     On March 1, 2000, Maker will pay interest only from the date of this Note through February 29, 2000. Thereafter, the Maker agrees to pay principal and interest hereunder to Payee in equal monthly installments in an amount which would fully amortize the principal and interest due hereunder over a period of 300 months, beginning April 1, 2000, until February 1, 2003, on which date the entire amount due hereunder, including all unpaid principal and interest shall be due and payable in full.

     All interest shall be payable in arrears. Interest hereon shall be calculated on the basis of a 360-day year applied to the actual number of days elapsed until all accrued and unpaid interest is paid in full. All interest due and payable hereunder that is not paid when due for any reason shall be cumulated, added to the principal and accrue interest at the highest lawful rate per annum on that delinquent amount until paid, to the extent permitted by law. All payments of interest and principal shall be payable in lawful currency of the United States of America ("Currency"), unless and to the extent Payee exercises Payee's option hereunder to convert all or part of the unpaid principal balance of this Promissory Note into shares of common stock, par value $0.01 per share (the "Shares"), of the Maker.

     At any time prior to payment in full of this Note, Payee shall have the option to convert all or part of the unpaid principal balance of this Promissory
Note into that number of Shares of the Maker (the "Option") equal to (i) all or such part of the unpaid principal balance of the Promissory Note being converted divided by (ii) $2.42 which is the average of the closing sale price of one Share as quoted by The NASDAQ Stock Market for the five (5) trading days immediately prior to the Maker's execution of this Promissory Note (the "Conversion Price"), subject to the antidilution adjustments presented in the following Sections, any fractional Shares to be paid in Currency. To exercise the Option, Payee shall surrender this Promissory Note to the Maker, accompanied by written notice of Payee's intention to exercise the Option, which notice shall set forth the principal amount of this Promissory Note and such portion of the unpaid principal balance of the Promissory Note, if not the entire unpaid principal balance, to be converted into Shares (the "Notice of Conversion"). Within ten (10) business days after Maker's receipt of the Notice of Conversion and Payee's surrender of this Promissory Note, Maker shall deliver or cause to be delivered to the Payee, the Shares in the name of the Payee and a duly executed, new promissory note in the principal amount of the balance thereof, if any.

     If the Maker shall at any time hereafter subdivide or combine its outstanding Shares, or declare a dividend payable in its Shares, the Conversion Price in effect immediately prior to the subdivision, combination, or record date for such dividend payable in Shares shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in Shares, and the number of Shares into which the unpaid principal balance of the Promissory Note may be converted upon exercise of the Option immediately preceding such event, shall be changed to the number determined by dividing the then current Conversion Price by the Conversion Price as adjusted after such subdivision, combination, or dividend payable in Shares and multiplying the result of such division against the number of Shares to be acquired upon the exercise of the Option immediately preceding such event, so as to achieve an Conversion Price and number of Shares purchasable after such event proportional to such Conversion Price and number of Shares purchasable immediately preceding such event. All calculations hereunder shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. In case of any capital reorganization or any reclassification of the Shares, or in the case of any consolidation with or merger of the Maker into or with another corporation, or the sale of all or substantially all of its assets to another corporation, which is effected in such a manner that the holders of Shares shall be entitled to receive stock, securities, or assets with respect to or in exchange for Shares, then, as a part of such reorganization, reclassification, consolidation, merger, or sale, as the case may be, lawful provision shall be made so that the holder of this Promissory Note shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger, or sale, the holder had held the number of Shares into which the unpaid principal balance of the Promissory Note could have been converted upon exercise of the Option. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the holder of the Promissory Note, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Option.

     In the event the Maker shall at any time or from time to time, issue Shares, options, warrants or rights to subscribe for Shares, or issue any securities convertible into or exchangeable for Shares, for a consideration per share (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of Shares that would be issued if all such Shares, options, warrants, rights or convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the Conversion Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, the Conversion Price in effect immediately prior to the issuance of such options, warrants or rights or securities shall be reduced to an amount determined by multiplying such Conversion Price by a fraction:

     a. the numerator of which shall be (X) the number of shares of Company's Common Stock of all classes outstanding immediately prior to the issuance of such options, rights or convertible securities (excluding authorized but unissued shares held by the Corporation but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Preferred Stock, options, warrants, rights or convertible securities), plus
     (Y) the number of shares of Company's Common Stock which the total amount of consideration received by the Company for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Company upon the exercise or conversion thereof (the "Net Aggregate Consideration") would purchase at the Conversion Price prior to adjustment, and

     b. the denominator of which shall be (X) the number of shares of Company's Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or convertible securities (excluding authorized but unissued shares held by the Company but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Preferred Stock, options, warrants, rights or convertible securities), plus (Y) the aggregate number of shares of Company's

     Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted.

     When delivered, all Shares shall be duly authorized, validly issued, fully paid, and nonassessable. Maker shall take any and all action necessary to maintain the required authority to issue the Shares to Payee in the event Payee converts, or is required to convert, the unpaid principal balance of this Promissory Note into Shares.

     Prepayment of the principal of this Promissory Note is permitted, in whole or in part, without premium or penalty of any kind; provided Maker provides Payee with forty-five (45) days' prior written notice of its intention to prepay the principal of this Promissory Note, in whole or in part, during which time Payee may exercise the Option by delivering to the Maker Payee's Notice of Conversion within forty-five (45) days following Payee's receipt of such notice from the Maker. All partial prepayments of principal shall reduce the principal balance hereunder in reverse order of maturity.

     This Promissory Note is given in consideration of a loan by Payee to Maker in the principal amount of this Promissory Note. This Promissory Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought.

     This Promissory Note and the payment due hereunder are secured by the following documents executed simultaneously herewith: (a) a Security Agreement;
(b) a Stock Pledge and Security Agreement; (c) Limited Partnership Interest Pledge and Security Agreement; (d) a Reassignment Agreement; and (e) any and all other Security Documents as defined in the Agreement executed by the Maker in favor of the Payee pursuant to the Agreement.

     The holder of this Promissory Note and all successors thereof shall have all of the rights of a holder in due course under the Uniform Commercial Code as in effect in the State of Michigan and the other laws of the State of Michigan. Maker hereby waives demand, presentment, protest, notice of protest and/or dishonor, and all other notices or requirements that might otherwise be required by law. The Maker promises to pay on demand all costs of collection, including reasonable attorneys' fees and court costs, paid or incurred by Payee to enforce this Promissory Note upon an Event of Default (as defined below) hereunder.

     The occurrence of any of the following shall constitute an "Event of Default" (or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, a "Default"):

     a. the Maker shall fail to pay any principal of or interest on this Promissory Note when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; provided however, such failure shall not constitute a default if the required payment is made within five days after the date it first became due and payable and such failure has not occurred more than two times in the preceding 12 months; or

     b. any Event of Default shall occur in the Subscription and Investment Representation Agreement for 10% Convertible Secured Promissory Note Due January 2003 between Maker and Payee of even date herewith after the passage of any notice and cure period set forth herein;

     c. the Company shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company or of any substantial part of its assets, or shall commence any case or other proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Company and the Company shall indicate its approval thereof, consent thereto or acquiescence therein or shall fail to contest the same in a timely manner;

     d. an involuntary petition shall be filed or an involuntary proceeding shall be commenced seeking liquidation, reorganization or other relief in respect of the Company or of its debts or any substantial part of its assets, under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

then, and in any such event, (A) if such event is an Event of Default specified in Section (c) or (d) above with respect to the Maker, automatically all amounts owing with respect to the Agreement, this Promissory Note and the other documents executed in connection herewith shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker and (B) if such event is any other Event of Default the Payee shall by notice in writing to the Maker, declare all amounts owing with respect to the Agreement, this Promissory Note and the other documents executed in connection herewith to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Maker.

     This Promissory Note, the Agreement and all security and other documents signed by both parties in connection with the transactions contemplated herein and therein constitute the parties' entire understanding with respect to the subject matter hereof and the Agreement and each such security and other documents is incorporated herein by this reference.

     IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be executed in its corporate name by the signature of its duly authorized officer.

                                 BIG BUCK BREWERY & STEAKHOUSE, INC.



                                   By:
                                      -----------------------------------------
                                       William F. Rolinski
                                       President and Chief Executive Officer













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